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                                 EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (except for notes 9 and 12, as to which the date is July 24, 2000) in this Registration Statement on Form S-1 and related Prospectus of California Pizza Kitchen, Inc. and Subsidiaries dated January 2, 2001.



Woodland Hills, California
December 29, 2000



                                                /s/ Ernst & Young LLP